Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255235

Prospectus Supplement
(To Prospectus dated April 15, 2021)

Up to $500,000,000

ESSENTIAL UTILITIES, INC.

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.50 per share, having an aggregate gross sales price of up to $500,000,000 through any of Barclays Capital Inc. (“Barclays”), RBC Capital Markets, LLC (“RBC Capital Markets”), TD Securities (USA) LLC (“TD Securities”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Robert W. Baird & Co. Incorporated (“Baird”) and Janney Montgomery Scott LLC (“Janney Montgomery Scott”), as our agents under separate sales agreements. We refer to Barclays, RBC Capital Markets, TD Securities, Wells Fargo Securities, Baird and Janney Montgomery Scott, each as a sales agent and collectively as the sales agents.

The sales agreements provide that, in addition to the issuance and sale of shares of our common stock by us through the sales agents, we may enter into forward sale agreements, between us and any of Barclays Bank PLC, Royal Bank of Canada, The Toronto-Dominion Bank and Wells Fargo Bank, National Association. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to sales agents, when acting as agents for forward purchasers, as forward sellers.

Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange (the “NYSE”) at market prices, to or through a market maker, through an electronic communications network, in negotiated transactions, in any manner permitted by applicable law, or as otherwise agreed between the applicable sales agent and us.

The sales agreements also provide that we may sell shares of our common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction.

None of the sales agents is required to sell any specific dollar amount of shares of our common stock, but each will, subject to the terms and conditions of the applicable sales agreement, use its commercially reasonable efforts to sell the shares offered as instructed by us. The offering of shares of our common stock pursuant to the sales agreements will terminate upon the earlier of (1) the sale of shares of our common stock subject to the sales agreements (including shares sold by us to or through the sales agents and borrowed shares sold through the sales agents, acting as forward sellers) and any terms agreement having an aggregate gross sales price of $500,000,000 and (2) with respect to a particular sales agreement, the termination of such sales agreement by us or by the applicable sales agent as permitted therein.

In connection with sales through any of the sales agents under one or more of the sales agreements, we will pay the applicable sales agent a commission equal to 1.00% of the gross sales price of all shares of our common stock sold by such sales agent. In connection with any forward sale transaction, the applicable sales agent, as forward seller, will receive an effective per share commission of 1.00% of the volume-weighted average price per share at which the shares of common stock are sold, as adjusted, pursuant to such forward sale agreement.

The net proceeds we receive from the sale of our common stock through a sales agent on our behalf pursuant to one or more of the separate sales agreements or to a sales agent acting as a principal will be the gross proceeds received from such sales less the compensation paid to the sales agents and any other costs we may incur in issuing and/or selling the shares of our common stock; provided, however, that we will not initially receive any proceeds from the sale of borrowed shares of our common stock by any forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement(s) of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we will expect to receive, subject to certain adjustments, aggregate net cash proceeds at settlement equal to the number of shares underlying the relevant forward sale agreement, multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

Our common stock is listed on the NYSE under the symbol “WTRG.” On October 13, 2022, the last reported sale price of our common stock on the NYSE was $40.27 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	RBC Capital Markets	TD Securities	Wells Fargo Securities

Baird		Janney Montgomery Scott

October 14, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to:

•	“Essential Utilities,” the “Company,” “we,” “us,” “our” and similar references refer to Essential Utilities, Inc. and its subsidiaries; and
•	“this offering” refers to the offering of shares of our common stock from time to time pursuant to this prospectus supplement and the accompanying prospectus.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of our common stock. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the sales agents, the principals, the forward purchasers and the forward sellers have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor any of the sales agents, the principals, the forward purchasers or the forward sellers take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor any of the sales agents, the principals, the forward purchasers or the forward sellers are offering to sell our common stock or seeking offers to buy our common stock in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution (Conflicts of Interest).”

S-ii

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, trade names and service marks that we use in conjunction with the operation of our business and that appear in this prospectus supplement. This prospectus supplement may also contain trademarks, trade names and service marks of other companies which, to our knowledge, are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by these other parties. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or ™ symbols, but the absence of such symbols does not indicate the registration status of such trademarks, trade names or service marks and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to such trademarks, trade names and service marks.

S-iii

Forward-Looking Statements

Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “estimates,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding:

•	the impact of the novel coronavirus (“COVID-19”) pandemic or the measures implemented by the Company as a result of the COVID-19 pandemic;
•	opportunities for future acquisitions, both within and outside the water, wastewater, and natural gas industries, the success of pending acquisitions and the impact of future acquisitions;
•	acquisition-related costs and synergies;
•	the sale of water and wastewater divisions;
•	the impact of conservation awareness of customers and more efficient fixtures and appliances on water and natural gas usage per customer;
•	the impact of our business on the environment, and our ability to meet our climate change goals;
•	our authority to carry on our business without unduly burdensome restrictions;
•	our capability to pursue timely rate increase requests;
•	the capacity of our water supplies, water facilities, wastewater facilities, and natural gas supplies and storage facilities;
•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;
•	developments, trends and consolidation in the water, wastewater, and natural gas utility and infrastructure industries;
•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with the environment, health and water quality, taxation, and public utility regulation;
•	the development of new services and technologies by us or our competitors;
•	the ongoing integration of the acquisition (the “Peoples Gas Acquisition”) of a natural gas distribution company consisting of Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas West Virginia, Inc., Peoples Gas Kentucky, Inc., and Delta Natural Gas Company Inc. (collectively, these businesses are referred to as “Peoples”);
•	the availability of qualified personnel;
•	the condition of our assets;
•	recovery of capital expenditures and expenses in rates;
•	projected capital expenditures and related funding requirements;

S-iv

•	the availability and cost of capital financing;
•	dividend payment projections;
•	the impact of geographic diversity on our exposure to unusual weather;
•	the continuation of investments in strategic ventures;
•	our ability to obtain fair market value for condemned assets;
•	the impact of fines and penalties;
•	the impact of legal proceedings;
•	general economic conditions, including inflation;
•	the impact of federal and/or state tax policies and the regulatory treatment of the effects of those policies; and
•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to:

•	impacts from the global outbreak of COVID-19, including on consumption, usage and collections;
•	the success in the closing of, and the profitability of, future acquisitions;
•	changes in general economic, business, credit and financial market conditions;
•	our ability to manage the expansion of our business, including our ability to manage our expanded operations resulting from the Peoples Gas Acquisition;
•	changes in environmental conditions, including the effects of climate change;
•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;
•	the decisions of governmental and regulatory bodies, including decisions on regulatory filings, including rate increase requests and decisions regarding potential acquisitions;
•	our ability to file rate cases on a timely basis to minimize regulatory lag;
•	the impact of inflation on our business and on our customers;
•	geopolitical forces;
•	abnormal weather conditions, including those that result in water use restrictions;
•	the seasonality of our business;
•	our ability to treat and supply water or collect and treat wastewater;
•	our ability to source sufficient natural gas to meet customer demand in a timely manner;
•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;
•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;
•	the extent to which we are able to develop and market new and improved services;

S-v

•	the effect of the loss of major customers;
•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;
•	labor disputes;
•	increasing difficulties in obtaining insurance and increased cost of insurance;
•	cost overruns relating to improvements to, or the expansion of, our operations;
•	increases, including inflation, in the costs of goods and services;
•	significant or prolonged disruptions in the supply of important goods or services;
•	the effect of natural gas price volatility;
•	civil disturbance or terroristic threats or acts;
•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;
•	changes in, or unanticipated, capital requirements;
•	changes in our credit rating or the market price of our common stock;
•	changes in valuation of strategic ventures;
•	changes in accounting pronouncements;
•	litigation and claims;
•	restrictions on our subsidiaries’ ability to make dividends and other distributions;
•	dilution to our shareholders related to any financing transactions; and
•	broad discretion of our management to use the net proceeds from this offering.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus supplement, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

Investing in our common stock involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business, financial condition and results of operations and the value of our common stock, including those described in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022 and in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively, therein and those described in the “Risk Factors” sections and other sections of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference therein. You may obtain copies of these reports and documents as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement. These risks, uncertainties and other factors could cause you to suffer a loss of all or part

S-vi

of your investment in our shares of common stock. Before making an investment decision, you should carefully consider these risks, uncertainties and other factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may provide to you in connection with this offering. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of our shares of common stock.

S-vii

MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any free writing prospectus we may provide to you in connection with this offering may include, market, demographic and industry data and forecasts related to our business that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.

In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

S-viii

PROSPECTUS SUPPLEMENT Summary

The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Essential Utilities,” the “Company,” “we,” “us” and “our” should be read to refer to Essential Utilities, Inc. and its subsidiaries.

Essential Utilities, Inc.

Essential Utilities, Inc., is a Pennsylvania corporation and the holding company for regulated utilities providing water, wastewater or natural gas services to an estimated five million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, Virginia, West Virginia, and Kentucky under the Aqua and Peoples brands.

One of our largest operating subsidiaries is Aqua Pennsylvania, Inc., which accounted for approximately 55% of our operating revenues and approximately 68% of income for our regulated water segment in 2021. Our other regulated water or wastewater utility subsidiaries provide similar services in seven additional states. Additionally, commencing on March 16, 2020, with the completion of the Peoples Gas Acquisition, the Company began to provide natural gas distribution services to customers in western Pennsylvania, Kentucky and West Virginia. As of December 31, 2021, approximately 93% of the total number of natural gas utility customers we serve were in western Pennsylvania.

Our growth in revenues over the past five years is primarily a result of the Peoples Gas Acquisition, increases in water and wastewater rates and customer growth. The increase in our utility customer base, as shown below, has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions):

Year	Utility Customer Growth Rate
2021	1.2%
2020	42.9%
2019	2.1%
2018	2.3%
2017	1.1%

In 2021, 2020, and 2019, our customer count increased by 21,246, 772,099, and 21,108 customers, respectively, primarily due to the water and wastewater utility systems that we acquired, organic growth, and in 2020, due to the Peoples Gas Acquisition that resulted in the addition of approximately 750,000 natural gas utility customers. Overall, for the five year period of 2017 through 2021, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 13.4%. During the five year period ended December 31, 2021, our utility customer base including customers associated with utility systems acquisitions and dispositions increased from 972,265 at January 1, 2017 to 1,820,049 at December 31, 2021.

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Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.essential.co. The reference to our website is intended to be an inactive textual reference only, and the contents of our website are not incorporated by reference herein and should not be considered part of this prospectus supplement.

The Offering

The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.

As used in this section, unless the context otherwise requires, references to “Essential Utilities,” the “Company,” “we,” “us,” “our” and similar references refer only to Essential Utilities, Inc. and not to its consolidated subsidiaries.

Issuer	Essential Utilities, Inc., a Pennsylvania corporation.

Common Stock Offered	Shares of our common stock with an aggregate gross sales price of up to $500,000,000. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the sales agents, acting as our sales agents or as principal, and borrowed shares of our common stock that may be offered and sold by the forward purchasers through their respective forward sellers.

Use of Proceeds

We intend to use the net proceeds from any sales of shares of our common stock to or through the sales agents and the net cash proceeds from the settlement of any forward sale agreements for general corporate purposes, which may include working capital, capital expenditures, water and wastewater utility acquisitions and repaying outstanding indebtedness, including under our revolving credit facility or the revolving credit facilities of our subsidiaries. See “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest”.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward purchasers through their respective forward sellers in connection with any forward sale agreement as a hedge of such forward sale agreement. For additional information, see “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers”.

Accounting Treatment of Forward Sales

In the event that we enter into any forward sale agreements, we expect that before any issuance of shares of our common stock upon settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement. However, if we physically or net share settle any forward sale agreement, delivery of shares of our common stock on any such settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Dividend Policy	We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Listing of Our Common Stock and Dividends.”

Listing	Our common stock is listed on the NYSE under the symbol “WTRG.”

Transfer Agent and Registrar	The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

Certain United States Federal Income Tax Considerations	Certain United States federal income tax considerations to non-U.S. holders of the ownership and disposition of our common stock are described in “Certain United States Federal Income Tax Considerations to Non-U.S. Holders” included in this prospectus supplement.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in our common stock.

Conflict of Interests	Certain of the sales agents and/or their affiliates are also lenders and/or agents under our and our subsidiaries’ revolving credit facilities and receive customary fees and expenses in connection therewith. To the extent we use proceeds from this offering to repay indebtedness under our or our subsidiaries’ revolving credit facilities, such sales agents and/or affiliates may receive proceeds from this offering. Because such sales agents and/or affiliates may receive more than 5% of the net proceeds of this offering, the sales agents may be deemed to have a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. In addition, to comply with FINRA Rule 5121, each of the sales agents will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds”.

Risk Factors

Investing in our common stock involves risks. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before deciding to invest in our common stock. We also urge you to carefully consider the risks, uncertainties and other factors set forth under the headings “Forward-Looking Statements” and “Market and Industry Data.” However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of our common stock.

Risks Related to Our Business

For a discussion of specific risks related to our business, operations, financial condition and financial results please see the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022 and in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively, as updated by our subsequent annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Risks Related to this Offering and Ownership of Our Common Stock

The price of our common stock may be volatile. This volatility may affect the price at which one could sell our common stock, and the sale or resale of substantial amounts of our common stock could adversely affect the market price of our common stock.

The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate. Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. Further, the sale or issuance of substantial amounts of our common stock, or the perception that additional sales or issuances could occur, could adversely affect the market price of our common stock, even if the business is doing well. In addition, the availability for sale of substantial amounts of our common stock could adversely impact its market price. Any of the foregoing may also impair our ability to raise additional capital through the sale of our equity securities.

The common stock offered by us in an offering will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in its use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our shareholders.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future in order to, among other things, repay indebtedness and fund our operations and future acquisitions, which we may do through equity and equity-linked securities offerings or additional debt financings, as well as borrowings under our credit facilities. Additional issuances of equity securities, including shares of our common stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, common stock could dilute the economic and other rights and interests of holders of shares of our common stock and cause the market price of our common stock to decline. Subject to certain exceptions, such issuances may be made without any action or approval by our shareholders.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These covenants could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

Anti-takeover provisions in our organizational documents and under Pennsylvania law might discourage, delay or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of our common stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock, and may also limit the prices that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

For example, our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may adversely affect the voting or other rights and the economic interests of holders of our common stock;
•	require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;
•	provide that vacancies in our board of directors, including vacancies created by the removal of any director or any increase in the number of directors, may be filled by a majority of the directors then in office or by the sole remaining director;
•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;
•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders;
•	require action by shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting in order for our shareholders to call a special meeting of shareholders; and
•	provide that a state court located within Montgomery County, Pennsylvania (or, in the event such court lacks jurisdiction over such action or proceeding, the United States District Court for the Eastern District of Pennsylvania) will be the exclusive forum for the adjudication of certain disputes, including derivative actions.

In addition, anti-takeover provisions in Pennsylvania law could make it more difficult for a third party to acquire control of us including, but not limited to, provisions relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law permits corporations to opt-out of these anti-takeover provisions, but we have not done so. Such provisions could have the effect of deterring takeovers or delaying changes in control or management of us. Additionally, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our common stock will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future or cease paying those cash dividends altogether, it would likely have an adverse impact on the market price of our common stock. In addition, under Pennsylvania law, our board of directors (or an authorized committee thereof) may not declare and pay dividends on shares of our common stock if, after giving effect to the dividend (1) we would be unable to pay our debts as they become due in the ordinary course of business, or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved as of the date for measuring the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

Our ability to pay dividends and to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Essential Utilities is a holding company substantially all of whose assets are owned by its subsidiaries and substantially all of whose operations are conducted through its subsidiaries. Our ability to pay dividends and meet our debt and other obligations depends almost entirely on cash flows from our subsidiaries and, in the short term, our ability to raise capital from external sources. In the long term, cash flows from its subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Our subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Essential Utilities (whether to enable Essential Utilities to pay dividends on its common stock, to pay principal and interest on its debt, to settle, repurchase or redeem its debt or other securities, or to satisfy its other obligations). In addition, notwithstanding its controlling interest in such subsidiaries, many of them are limited in their ability to pay dividends or make loans or distributions to Essential Utilities, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. As a result, we may not be able to cause our subsidiaries and other entities to distribute funds or provide loans sufficient to enable us to pay dividends and meet our debt and other obligations.

Risks Related to Forward Sale Agreements

Settlement provisions contained in any forward sale agreement subject us to certain risks.

A forward purchaser will have the right to accelerate a forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement on a date specified by such forward purchaser if:

•	in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement in a commercially reasonable manner because (x) insufficient shares of our common stock have been made available by securities lenders for borrowing or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•	we declare or issue any dividend or distribution on shares of our common stock
o	payable in cash in excess of specified amounts or that otherwise constitutes an extraordinary dividend under the forward sale agreement,
o	payable in securities of another company as a result of a spinoff or similar transaction,
o	of any other type of securities (other than our common stock) or assets for consideration of less than the prevailing market price, as determined in a commercially reasonable manner by the calculation agent (as defined in the applicable sales agreement), or
o	that is, by its terms or declared intent, outside the normal course of our operations or normal dividend policies or practices;
•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•	an intended event is announced that if consummated would result in a specified extraordinary event under such forward sale agreement (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency or a delisting of our common stock) or an event occurs that would constitute a hedging disruption or change in law; or
•	certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreement will automatically terminate without further liability of either party (other than in the event of a breach by us of certain representations or warranties contained in the forward sale agreement). Following any such termination, we would not issue any shares of common stock and we would not receive any proceeds pursuant to the forward sale agreement.

Under the terms of each forward sale agreement, we generally have the right to elect physical, cash or net share settlement. Subject to the provisions of such forward sale agreement, delivery of our shares on any physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•	return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and
•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the price of our common stock at which these purchases are made is below the relevant forward sale price, such forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net share settle), subject to a fixed reduction as provided in the applicable forward sale agreement. If the price of our common stock at which these purchases are made exceeds the applicable forward sale price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle), subject to a fixed reduction as provided in the applicable forward sale agreement. Any such difference could be significant. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”

In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will decrease on certain dates specified in the relevant forward sale agreement by the quarterly dividend amount per share we currently expect to declare during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of shares of our common stock during the relevant valuation period under any forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. If the market value of shares of our common stock during the relevant valuation period under any forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers” for information on the forward sale agreements.

In the case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares.

Use of Proceeds

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the sales agents, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the forward purchasers through their respective forward sellers. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, water and wastewater utility acquisitions and repaying outstanding indebtedness, including under our revolving credit facility or the revolving credit facilities of our subsidiaries.

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, the market price at which they are sold and, with respect to any forward sale transaction, the settlement method as described below. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreements or any forward sale agreement as a source of financing.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward purchasers through their respective forward sellers in connection with any forward sale agreement as a hedge of such forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the immediately preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the first paragraph of this section.

Certain of the sales agents and/or their affiliates are also lenders and/or agents under our and our subsidiaries’ revolving credit facilities and receive customary fees and expenses in connection therewith. To the extent we use proceeds from this offering to repay indebtedness under our or our subsidiaries’ revolving credit facilities, such sales agents and/or affiliates may receive proceeds from this offering. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest”.

Listing of Our Common Stock and Dividends

Our common stock is listed on the NYSE under the symbol “WTRG.” As of October 11, 2022, there were 262,290,761 shares of our common stock outstanding and as of June 30, 2022 there were options to acquire 860,341 shares of our common stock outstanding.

On October 13, 2022, the last reported sale price of our common stock on the NYSE was $40.27. As of October 13, 2022, there were 20,443 holders of record of our common stock.

We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors—Risks Related to this Offering and Our Common Stock—We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.”

Certain United States Federal Income Tax
Considerations to Non-U.S. Holders

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or foreign tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of our common stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).

General Fiduciary Matters and Prohibited Transaction Issues

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each referred to as a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available, of which there are many. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary of the Plan should consult with its counsel to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duty to the Plan, including without limitation, the prudence, diversification and delegation of control provisions of ERISA, the Code and any other applicable Similar Laws, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction.

Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. As noted above, fiduciaries of such Plans should consult with their counsel before acquiring shares of our common stock.

Representation

By its acceptance of our common stock, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire our common stock constitutes assets of any Plan or (ii) the acquisition of our common stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our common stock should consult and rely on their own counsel and advisers as to whether an investment in our common stock is suitable for the Plan. The sale of our common stock to any Plan is in no respect a representation by us, a sales agent or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

Plan of Distribution (CONFLICTS OF INTEREST)

We have entered into separate sales agreements, dated October 14, 2022, with each of the sales agents and, as applicable, principals, forward purchasers and forward sellers, under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $500,000,000 from time to time through the sales agents, acting as our sales agents, or, if applicable, as forward sellers, or directly to the sales agents acting as principals.

Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions through the facilities of the NYSE at market prices, to or through a market maker, through an electronic communications network, in negotiated transactions, in any manner permitted by applicable law, or as otherwise agreed between the applicable sales agent and us.

The sales agreements also provide that, in addition to the issuance and sale of shares of our common stock by us through the sales agents or directly to the sales agents acting as principals, we may, as applicable, also deliver instructions to a sales agent specifying that such sales agent, as a forward seller, use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by the applicable forward purchaser in connection with one or more forward sale agreements, as described below. In no event will the aggregate number of shares of our common stock sold under the sales agreements through the sales agents, each as an agent for us and, if applicable, as principal and as a forward seller, have an aggregate gross sales price in excess of $500,000,000.

None of the sales agents is required to sell any specific dollar amount of shares of our common stock, but each will, subject to the terms and conditions of the applicable sales agreement, use its commercially reasonable efforts to sell the shares offered as instructed by us.

In connection with the sale of shares of our common stock on our behalf, the sales agents, forward purchasers and/or forward sellers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and some or all of the compensation paid to the sales agents, forward purchasers and forward sellers may be deemed to be underwriting commissions or discounts.

The net proceeds we receive from the sale of our common stock through a sales agent on our behalf pursuant to one or more of the separate sales agreements or to a sales agent acting as a principal will be the gross proceeds received from such sales less the compensation paid to the sales agents and any other costs we may incur in issuing and/or selling the shares of our common stock; provided, however, that we will not initially receive any proceeds from the sale of borrowed shares of our common stock by any forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement(s) of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we will expect to receive, subject to certain adjustments, aggregate net cash proceeds at settlement equal to the number of shares underlying the relevant forward sale agreement, multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

We intend to report to the SEC at least quarterly the number of shares of our common stock sold to or through the sales agents (including as forward sellers) under the sales agreements during the relevant quarterly period and the aggregate net proceeds to us in connection with such sales, together with any other information we reasonably believe is required to comply with the Securities Act and Exchange Act with respect to such sales.

Sales Through Sales Agents

From time to time during the term of the sales agreements, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the sales agreements, each sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the amount of shares of our common stock specified in our instructions. The obligation of any sales agent under the sales agreements to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which the sales were made unless another date shall be agreed to in writing by us and the relevant sales agent.

We will pay each sales agent a commission equal to 1.00% of the sales price of all shares of our common stock sold through it as our agent under the sales agreements.

Sales Through Forward Sellers

From time to time during the term of the sales agreements, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with a forward purchaser and deliver instructions to its sales agent, requesting that the sales agent execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement, and subject to the terms and conditions of the relevant sales agreement, the relevant forward purchaser will attempt to borrow, and such forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock on such terms to hedge such forward purchaser’s exposure under such forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other. We expect settlement between a forward purchaser and the relevant forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares in the market, to occur on the second trading day following each date on which the sales are made. The obligation of each forward seller under the relevant sales agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. We refer to this commission rate as the forward selling commission.

The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the relevant sales agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such forward sale agreement. Thereafter, the forward sale price will be subject to the price adjustment provisions of the relevant forward sale agreement. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price (in the case of sales over a number of days), will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Under the terms of each forward sale agreement, we generally have the right to elect physical, cash or net share settlement. Subject to the provisions of such forward sale agreement, delivery of our shares on any physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•	return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and
•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the price of our common stock at which these purchases are made is below the relevant forward sale price, such forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net share settle). If the price of our common stock at which these purchases are made exceeds the applicable forward sale price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant.

In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

A forward purchaser will have the right to accelerate a forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement on a date specified by such forward purchaser if:

•	in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement in a commercially reasonable manner because (x) insufficient shares of our common stock have been made available by securities lenders for borrowing or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•	we declare or issue any dividend or distribution on shares of our common stock
o	payable in cash in excess of specified amounts or that otherwise constitutes an extraordinary dividend under the forward sale agreement,
o	payable in securities of another company as a result of a spinoff or similar transaction,
o	of any other type of securities (other than our common stock) or assets for consideration of less than the prevailing market price, as determined in a commercially reasonable manner by the calculation agent (as defined in the applicable sales agreement), or
o	that is, by its terms or declared intent, outside the normal course of our operations or normal dividend policies or practices;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•	an intended event is announced that if consummated would result in a specified extraordinary event under such forward sale agreement (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency or a delisting of our common stock) or an event occurs that would constitute a hedging disruption or change in law; or
•	certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreement will automatically terminate without further liability of either party (other than in the event of a breach by us of certain representations or warranties contained in the forward sale agreement). Following any such termination, we would not issue any shares of common stock and we would not receive any proceeds pursuant to the forward sale agreement.

Provisions of the Sales Agreements

We have agreed to indemnify the sales agents and the forward purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the sales agents may be required to make in respect of those liabilities.

If a sales agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common stock under the sales agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.

Because there is no minimum offering amount contemplated by the sales agreements, commissions and net proceeds to us from the sale of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, are not determinable at this time. We estimate that the total expenses from this offering payable by us, including among others SEC registration fees, legal fees and accounting fees but excluding compensation payable to the sales agents under the sales agreements and expense reimbursement payable to the sales agents under the terms of the sales agreements, will be approximately $560,000.

The offering of shares of our common stock pursuant to the sales agreements will terminate upon the earlier of (1) the sale of shares of our common stock subject to the sales agreements (including shares sold by us to or through the sales agents and borrowed shares sold through the sales agents, acting as forward sellers) and any terms agreement having an aggregate gross sales price of $500,000,000 and (2) with respect to a particular sales agreement or terms agreement, the termination of such sales agreement by us or by the applicable sales agent as permitted therein.

The sales agreements also provide that we may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and as applicable, we will describe that terms agreement in a separate prospectus supplement or pricing supplement.

This summary of the material provisions of the sales agreements does not purport to be a complete statement of the terms and conditions. A copy of the form of sales agreement is filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

Relationships with Sales Agents

In the ordinary course of their business, certain of the sales agents and/or their affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees. Certain of the sales agents and/or their affiliates have acted, and may act, as underwriters and/or initial purchasers with respect to our securities offerings and have received, and may in the future receive, customary fees and expenses in connection therewith.

The sales agents and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain of the sales agents and/or their affiliates are also lenders and/or agents under our and our subsidiaries’ revolving credit facilities and receive customary fees and expenses in connection therewith. To the extent we use proceeds from this offering to repay indebtedness under our or our subsidiaries’ revolving credit facilities, such sales agents and/or affiliates may receive proceeds from this offering. Because such sales agents and/or affiliates may receive more than 5% of the net proceeds of this offering, the sales agents may be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. In addition, to comply with FINRA Rule 5121, each of the sales agents will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Selling Restrictions

Other than in the United States, no action has been taken by us, the sales agents or the forward purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Legal Matters

Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, will issue an opinion regarding certain matters of Pennsylvania law, including the validity of the securities offered by the prospectus supplement. Certain legal matters will be passed upon for the sales agents and forward purchasers by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information;
Incorporation of Certain Documents by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.essential.co. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus supplement is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus supplement or this offering is terminated; provided, however, that we are not incorporating, in each case, any portions of documents or information furnished or deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022;
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 filed with the SEC on May 10, 2022 and August 9, 2022, respectively;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2022, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•	Our Current Report on Form 8-K filed with the SEC on February 18, 2022, March 4, 2022, March 21, 2022, May 12, 2022 and May 20, 2022; and
•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Telephone: 610-527-8000
Attention: Corporate Secretary

We have not, and the sales agents and forward purchasers have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the sales agents or forward purchasers take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

ESSENTIAL UTILITIES, INC.

Common Stock

Preferred Stock

Common Stock Purchase Contracts

Warrants

Units

Depositary Shares

Debt Securities

Essential Utilities, Inc. may, from time to time, in one or more offerings, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the names of the underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WTRG.” The last reported sale of the common stock on the New York Stock Exchange on April 14, 2021 was $46.87 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, an accompanying prospectus supplement will disclose the exchange, quotation system or market on which the securities will be listed.

The prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. Before you invest, you should carefully read and evaluate the risk factors and other information included in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may, from time to time, in one or more offering, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement and the exhibits filed with our registration statement together with the additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in the securities.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC. The registration statement and the reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to “Essential Utilities,” “we”, “us”, “our”, “Registrant” or the “Company” refer to Essential Utilities, Inc. and its direct and indirect subsidiaries. In addition, references to “Aqua Pennsylvania” refer to our wholly-owned subsidiary, Aqua Pennsylvania, Inc., and its subsidiaries, and references to “Peoples” refer to our wholly-owned subsidiaries Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas West Virginia, Inc., Peoples Gas Kentucky, Inc., and Delta Natural Gas Company Inc., and their subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,”

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“predictions,” “intends,” “will,” “continue” “in the event” or the negative of such terms or similar expressions. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

•	the impact of the novel coronavirus (“COVID-19”) pandemic or the measures implemented by the Company as a result of the COVID-19 pandemic.
•	expectations regarding the impact of the integration of the Peoples Gas Acquisition (as defined below);
•	opportunities for future acquisitions, both within and outside the water, wastewater, and natural gas industries, the success of pending acquisitions and the impact of future acquisitions;
•	acquisition-related costs and synergies;
•	the sale of water, wastewater, and/or gas subsidiaries;
•	the impact of conservation awareness of customers and more efficient fixtures and appliances on water and natural gas usage per customer;
•	our authority to carry on our business without unduly burdensome restrictions;
•	our capability to pursue timely rate increase requests;
•	the capacity of our water supplies, water facilities, wastewater facilities, and natural gas supplies and storage facilities;
•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;
•	developments, trends and consolidation in the water, wastewater, and natural gas utility and infrastructure industries;
•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with the environment, health and water quality, taxation, and public utility regulation;
•	the development of new services and technologies by us or our competitors;
•	the availability of qualified personnel;
•	the condition of our assets;
•	recovery of capital expenditures and expenses in rates;
•	projected capital expenditures and related funding requirements;
•	the availability and cost of capital financing;
•	dividend payment projections;
•	the impact of geographic diversity on our exposure to unusual weather;
•	the continuation of investments in strategic ventures;
•	our ability to obtain fair market value for condemned assets;
•	the impact of fines and penalties;
•	the impact of legal proceedings;
•	general economic conditions;
•	the impact of federal and/or state tax policies and the regulatory treatment of the effects of those policies; and
•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

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Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	impacts from the global outbreak of COVID-19, including on consumption, usage and collections
•	the diversion of our management’s time and resources caused by the integration efforts with respect to the Peoples Gas business and associated system implementations;
•	the success in the closing of, and the profitability of future acquisitions;
•	changes in general economic, business, credit and financial market conditions;
•	our ability to manage the expansion of our business, including our ability to manage our expanded operations resulting from the Peoples Gas Acquisition;
•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;
•	changes in environmental conditions, including the effects of climate change;
•	the decisions of governmental and regulatory bodies, including decisions on regulatory filings, including rate increase requests and decisions regarding potential acquisitions;
•	our ability to file rate cases on a timely basis to minimize regulatory lag;
•	abnormal weather conditions, including those that result in water availability, water use restrictions, gas availability or usage, or electricity interruptions;
•	the seasonality of our business;
•	our ability to treat and supply water or collect and treat wastewater;
•	our ability to source sufficient natural gas to meet customer demand in a timely manner;
•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;
•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;
•	the extent to which we are able to develop and market new and improved services;
•	the effect of the loss of major customers;
•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;
•	labor disputes;
•	increasing difficulties in obtaining insurance and increased cost of insurance;
•	cost overruns relating to improvements to, or the expansion of, our operations;
•	increases in the costs of goods and services;
•	the effect of natural gas price volatility;
•	civil disturbance or terroristic threats or acts;
•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;
•	changes in, or unanticipated, capital requirements;
•	changes in our credit rating or the market price of our common stock;
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•	changes in valuation of strategic ventures;
•	the phase-out of the London Interbank Offered Rate (“LIBOR”), or the replacement of LIBOR with a different reference rate or modification of the method used to calculate LIBOR, which may adversely affect interest rates;
•	changes in accounting pronouncements;
•	litigation and claims; and
•	restrictions on our subsidiaries’ ability to make dividends and other distributions.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

ESSENTIAL UTILITIES, INC.

Essential Utilities, Inc. is a Pennsylvania corporation and the holding company for regulated utilities providing water, wastewater, or natural gas services to an estimated five million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, Virginia, West Virginia, and Kentucky under the Aqua and Peoples brands. Essential Utilities, which prior to its name change on February 3, 2020 was known as Aqua America, Inc., was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.essential.co. The references to our website and the SEC’s website are intended to be inactive textual references only, and the contents of those websites are not incorporated by reference herein and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such risk factors may be updated from time to time in filings we make with the SEC subsequent to the date hereof. Before making an investment decision, you should carefully consider these risk factors, together with all other information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement (which includes information contained in certain filings we make with the SEC subsequent to the date hereof as set forth in the section below captioned “Where You Can Find More Information”). Please also refer to the section above captioned “Forward-Looking Statements.”

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USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy, which includes potential future acquisitions of municipally owned and investor-owned water and wastewater systems, regulated utilities and infrastructure projects, and market-based activities complementary to our regulated business, to fund the integration of any businesses that we acquire into our existing business, and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

DESCRIPTION OF CAPITAL STOCK

As of April 9, 2021, our authorized capital stock was 601,770,819 shares, consisting of:

•	600,000,000 shares of common stock, par value $0.50 per share, of which 245,636,516 shares were outstanding; and
•	1,770,819 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding.

The following summary of certain terms of our common stock and preferred stock is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, including any amendments thereto, copies of which have been filed with the SEC. These documents are incorporated by reference into this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

Dividend Rights and Limitations

Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our direct and indirect subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon the subsidiaries’ earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under the most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2020 was approximately $1,729,269,000 of Aqua Pennsylvania’s retained earnings and $276,283,000 of the retained earnings of certain other subsidiaries. Payment of dividends on common stock is also subject to the preferential rights of the holders of any outstanding preferred stock.

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Liquidation Rights

In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “WTRG.”

Preferred Stock

Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our articles of incorporation or a certificate of designations relating to that series, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus constitutes a part.

The issuance of preferred stock may be perceived by some as possibly having the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could possibly have the effect of decreasing the market price of our common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any preemptive rights provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

Pennsylvania State Law Provisions

Under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, which is applicable to us, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the

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corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the PBCL, in discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including, shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Directors are not required to give prominent consideration to the interests of any particular constituency. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. Actions by directors relating to an acquisition or potential acquisition of control of the corporation are not subject to any greater obligation to justify, or higher burden of proof, than is applied to any other acts of directors. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. In addition, Section 2513 of the PBCL specifically validates shareholder rights plans, or “poison pills,” and the discriminatory dilution provisions contained in such plans.

Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. We have not opted-out of any of such statutes.

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid per share by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act, or to a one-step merger.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate or associate of the corporation that at any time within the prior five-year period was a beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

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Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such 18-month period or within 24 months before such period. A controlling person or group is a person or group that has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation or a person or group that has otherwise publicly disclosed or caused to be disclosed that it may seek to acquire control of the corporation through any means. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.

Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control-share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control-share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.

Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control-share approval.

Articles of Incorporation and Bylaw Provisions

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

•	a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;

•	nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and

•	certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares or amount of common stock at a future date or dates. The price per share of common stock may be fixed at the time each contract is issued or may be determined by reference to a specific formula set forth in the contract. Each common stock purchase contract may be issued separately or as a part of a unit, each consisting of a common stock purchase contract and, as security for the holder’s obligation to purchase the common stock under the contract, the following:

•	our senior debt securities or subordinated debt securities described under “Description of Debt Securities;”

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other asset as security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

Each common stock purchase contract may require us to make periodic payments to the holder of the unit or vice versa, and such payments may be unsecured or prefunded on some basis discussed in the applicable prospectus supplement. Each common stock purchase contract may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver a newly issued prepaid common stock purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contract and, if applicable, prepaid security. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the common stock purchase contracts.

DESCRIPTION OF WARRANTS

General

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each

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such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the anti-dilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; (p) any provisions for changes to or adjustments in the exercise price for the debt warrants and (q) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the anti-dilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; (m) any provisions for changes to or adjustments in the exercise price for the stock warrants and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any unit. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to units, the collateral arrangements and depositary arrangements, if applicable, relating to such units and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the units.

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DESCRIPTION OF DEPOSITORY SHARES

We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to offering of the depositary shares) of a share of the related series of preferred stock.

The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and that meets certain other requirements. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

The above description of depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depository receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “we,” “us,” “ours” or “our” refer only to Essential Utilities, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we maintain or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

The debt securities offered by this prospectus will be our unsecured obligations, except as otherwise set forth in an accompanying prospectus supplement, and will be either senior or subordinated debt. We will issue senior debt securities under an Indenture dated as of April 23, 2019, as amended and supplemented by the First Supplemental Indenture, dated as of April 23, 2019, each between the Company and U.S. Bank, N.A., as trustee (as amended, the “senior debt indenture”). We will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture, individually, as an indenture and, collectively, as the indentures. We have filed the senior debt indenture and a form of the subordinated debt indenture with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the applicable indenture trustee.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes certain material provisions that may be included in the indentures. Other terms, including pricing and related terms, will be disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections

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in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The trustee under each indenture will be determined at the time of issuance of debt securities, and the name of the trustee will be provided in an accompanying prospectus supplement.

The indentures provide that our senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Types of Debt Securities

We may issue fixed or floating rate debt securities. Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. United States federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	whether the debt is senior or subordinated;

•	whether the debt securities are secured or unsecured and, if secured, the collateral securing the debt;

•	the total principal amount offered;
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•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;
•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates, and the day count used to calculate interest payments for any period;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of the trustee and any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	a discussion of United States federal income tax, accounting and special considerations, procedures and limitations with respect to the debt securities;

•	whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

•	any other specific terms of the debt securities that are consistent with the provisions of the indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for other of our securities or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. dollars and only in denominations of $1,000 and integral multiples thereof.

The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denomination of the offered debt securities.

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The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the applicable prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Senior Debt

We may issue senior debt securities under the senior debt indenture. Senior debt will constitute our unsecured and unsubordinated obligations and will rank on a basis equal in priority with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior debt (including senior debt securities), which is defined as “senior indebtedness” in the subordinated debt indenture (Section 16.01 of the subordinated debt indenture).

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities (Section 16.04 of the subordinated debt indenture).

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities (Section 16.02 of the subordinated debt indenture).

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments (Section 16.03 of the subordinated debt indenture).

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Except as may be otherwise set forth in an accompanying prospectus supplement, senior debt means:

•	the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, including, as to us, the senior debt securities;

•	all capitalized lease obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above (Section 1.01 of the subordinated debt indenture).

However, senior debt does not include:

•	the subordinated debt securities (Section 16.01 of the subordinated debt indenture);

•	any indebtedness that by its terms is subordinated to, or ranks in priority on an equal basis with, subordinated debt securities (Section 1.01 of the subordinated debt indenture); and

•	items of indebtedness (other than capitalized lease obligations) that would not appear as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America.

Covenants

The accompanying prospectus supplement will contain any covenants applicable to the debt securities.

Modification of the Indentures

The indentures will provide that we and the relevant trustee may enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series (Section 9.02).

No such modification may, without the consent of each holder of an affected security:

•	extend the fixed maturity of any such security;

•	reduce the rate or change the time of payment of interest on such security;

•	reduce the principal amount of such securities or the premium, if any, on such security;

•	change any obligation of ours to pay additional amounts with respect to such security;

•	reduce the amount of the principal payable on acceleration of such security if issued originally at a discount;

•	adversely affect the right of repayment or repurchase of such security at the option of the holder;

•	reduce or postpone any sinking fund or similar provision with respect to such security;

•	change the currency or currency unit in which such security is payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any payment with respect to such security on or after the maturity of such security;
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•	reduce the percentage of the aggregate outstanding principal amount of debt securities of the series referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

•	change any obligation of ours with respect to such security to maintain an office or agency.

Defaults

Except as may be otherwise set forth in an accompanying prospectus supplement, each indenture will provide that events of default regarding any series of debt securities will be:

•	our failure to pay for 30 days required interest on any debt security of such series;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

•	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

Except as may be otherwise set forth in an accompanying prospectus supplement, if an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We may be required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The holders of debt securities generally will not be able to require the trustee to take any action, unless one or more of such holders provides to the trustee reasonable security or indemnity (Section 6.02).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

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Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for United States federal income tax purposes, then:

•	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

•	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law (Section 1.12).

Concerning the Trustee Under the Indentures

We may have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.

Form, Exchange and Transfer

We will issue debt securities only in registered form; no debt securities will be issued in bearer form (Section 2.03). We will issue each debt security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue any common stock issuable upon conversion of any debt security being offered in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security (Section 2.04). Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a debt security in global form, since it will be the sole holder of the debt security (Section 3.05). These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any debt securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The debt securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange debt securities for debt securities of the same series in smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total amount is not changed (Section 3.05).
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•	You may exchange, transfer, present for payment or exercise debt securities at the office of the relevant trustee or agent indicated in the prospectus supplement (Section 3.05). You may also replace lost, stolen, destroyed or mutilated debt securities at that office. We may appoint another entity to perform these functions or may perform them (Section 3.06).

•	You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange (Sections 3.05 and 3.06). The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any debt securities (Section 3.06).

•	If we have the right to redeem, accelerate or settle any debt securities before their maturity or expiration, and we exercise that right as to less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any debt security being partially settled (Section 3.05).

•	If fewer than all of the debt securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities (Section 15.02).

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons (Section 3.02). Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC (Section 3.01). DTC will thus be the only registered holder of these debt securities.

Purchasers of debt securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of debt securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

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A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form (Section 3.05).

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities (Section 3.05). DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

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The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement for that transaction. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters, including the validity of the debt securities that may be offered, will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Pennsylvania law, including the validity of the securities that may be offered, will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report  (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Peoples Gas because it was acquired by the Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LDC Funding LLC as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus by reference to our Current Report on Form 8-K filed on April 15, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at www.essential.co.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

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The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
•	Our Current Report on Form 8-K filed with the SEC on April 15, 2021; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Telephone: 610-527-8000
Attention: Corporate Secretary

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document, prospectus or prospectus supplement.

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Up to $500,000,000

ESSENTIAL UTILITIES, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Barclays	RBC Capital Markets	TD Securities	Wells Fargo Securities

Baird		Janney Montgomery Scott

October 14, 2022